EXHIBIT 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155
FIRST FINANCIAL BANKSHARES ANNOUNCES
FIRST QUARTER EARNINGS RESULTS
ABILENE, Texas, April 22, 2010 — First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2010 of $13.72 million compared with earnings of $13.70 million in the same quarter last year. Basic earnings per share were unchanged from the same quarter a year ago at $0.66.
Results for the first quarter of 2009 included a pre-tax gain of $616,000 on the sale of $73.7 million in student loans to the Department of Education and a $249,000 net gain on securities transactions, both of which were not in the first quarter of 2010.
Net interest income for the first quarter of 2010 increased 2.26 percent to $32.65 million compared with $31.92 million in the same quarter last year. The net interest margin, on a taxable equivalent basis, was 4.69 percent for the first quarter of 2010 compared with 4.76 percent in the same period a year ago and 4.74 percent for the quarter ended December 31, 2009. The provision for loan losses was $2.01 million in the first quarter of 2010, up from $1.76 million in the same quarter last year. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.50 percent at March 31, 2010, compared with 1.46 percent at December 31, 2009, and 95 basis points at March 31, 2009.
Noninterest income in the first quarter of 2010 was $11.11 million compared with $11.54 million in the same quarter a year earlier. Trust fees increased to $2.53 million in the first quarter of 2010 compared with $2.11 million in the same quarter last year. Service charges on deposit accounts decreased to $4.86 million during the first quarter compared with $5.14 million a year ago.
Noninterest expense rose 1.70 percent in the first quarter of 2010 to $23.34 million from $22.95 million in the same quarter last year; the largest increases were from profit sharing expense of $245,000 and healthcare expense of $275,000. The Company’s efficiency ratio in the first quarter of 2010 was 50.36 percent compared with 50.22 percent in the same quarter a year ago.
As of March 31, 2010, consolidated assets for the Company increased 7.42 percent to$3.35 billion compared with $3.12 billion a year ago. Loans totaled $1.50 billion at quarter end, compared with loans of $1.48 billion a year ago. Total deposits were $2.69 billion as of March 31, 2010, compared with $2.52 billion a year earlier. Shareholders’ equity rose to $423.82 million as of March 31, 2010, compared with $381.54 million the prior year.

“We are pleased to start our new fiscal year with a solid performance in the first quarter, especially in light of the national economic recession and low interest rates and when compared to our 2009 first quarter which included student loan and security gains,” said F. Scott Dueser, Chairman, President and CEO. “We continue to aggressively address our nonperforming assets and manage our expenses while being committed to the highest service levels for our customers and shareholders.”
About First Financial Bankshares
Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 50 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde, Moran and Odessa; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; First Financial Bank, Hereford; First Financial Bank, N.A., Mineral Wells; First Financial Bank, N.A., San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and First Financial Bank, N.A., Weatherford, Willow Park, Aledo, Brock and Fort Worth. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.
The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.
*****
Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except share and per share data)

	March 31,
	2010	2009
ASSETS:
Cash and due from banks	$95,234	$112,207
Interest-bearing deposits in banks	192,848	2,636
Fed funds sold	—	46,575
Investment securities	1,407,708	1,330,466
Loans	1,499,001	1,479,552
Allowance for loan losses	(28,750)	(22,652)

Net loans	1,470,251	1,456,900
Premises and equipment	65,652	64,888
Goodwill	62,113	62,113
Other intangible assets	880	1,668
Other assets	58,269	43,909

Total assets	$3,352,955	$3,121,362

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$804,556	$769,393
Interest-bearing deposits	1,885,558	1,752,322

Total deposits	2,690,114	2,521,715
Short-term borrowings	189,095	166,347
Other liabilities	49,925	51,761
Shareholders’ equity	423,821	381,539

Total liabilities and shareholders’ equity	$3,352,955	$3,121,362

	Three Months Ended
	March 31,
	2010	2009
INCOME STATEMENTS
Interest income	$36,345	$36,962
Interest expense	3,699	5,038

Net interest income	32,646	31,924
Provision for loan losses	2,010	1,761

Net interest income after provision for loan losses	30,636	30,163
Noninterest income	11,110	11,536
Noninterest expense	23,338	22,947

Net income before income taxes	18,408	18,752
Income tax expense	4,691	5,048

Net income	$13,717	$13,704

PER COMMON SHARE DATA
Net income — basic	$0.66	$0.66
Net income — diluted	0.66	0.66
Cash dividends	0.34	0.34
Book value	20.33	18.34
Market value	51.56	48.17
Shares outstanding — end of period	20,845,424	20,804,668
Average outstanding shares — basic	20,834,972	20,801,681
Average outstanding shares — diluted	20,867,778	20,847,967

PERFORMANCE RATIOS
Return on average assets	1.68%	1.76%
Return on average equity	13.30	14.59
Net interest margin (tax equivalent)	4.69	4.76
Efficiency ratio	50.36	50.22

FIRST FINANCIAL BANKSHARES, INC.
SELECTED FINANCIAL DATA (UNAUDITED)
(In thousands)

	Quarter Ended
	2010	2009
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$27,612	$25,532	$23,247	$22,652	$21,529
Loans charged off	(1,059)	(2,430)	(1,662)	(1,225)	(893)
Loan recoveries	187	145	241	232	255

Net charge-offs	(872)	(2,285)	(1,421)	(993)	(638)
Provision for loan losses	2,010	4,365	3,706	1,588	1,761

Balance at end of period	$28,750	$27,612	$25,532	$23,247	$22,652

Allowance for loan losses / period-end loans	1.92%	1.82%	1.76%	1.57%	1.53%
Allowance for loan losses / nonperforming loans	159.1	148.8	174.4	225.4	233.5
Net charge-offs / average loans (annualized)	0.24	0.62	0.38	0.27	0.17

NONPERFORMING ASSETS
Nonaccrual loans	$17,775	$18,540	$14,585	$10,242	$9,606
Accruing loans 90 days past due	290	15	56	72	94

Total nonperforming loans	18,065	18,555	14,641	10,314	9,700
Foreclosed assets	4,444	3,533	4,367	3,755	4,415

Total nonperforming assets	$22,509	$22,088	$19,008	$14,069	$14,115

As a % of loans and foreclosed assets	1.50%	1.46%	1.30%	0.95%	0.95%
As a % of end of period total assets	0.67	0.67	0.62	0.46	0.45

CAPITAL RATIOS
Tier 1 Risk-based	18.02%	17.73%	18.12%	17.36%	16.80%
Total Risk-based	19.28	18.99	19.37	18.61	18.05
Tier 1 Leverage	10.50	10.69	10.83	10.53	10.01
Equity to assets	12.64	12.68	13.51	12.64	12.22

	Three Months Ended
	March 31,
	2010	2009
NONINTEREST INCOME
Gain (loss) on sale of student loans, net	$—	$616
Gain on securities transactions, net	1	249
Trust fees	2,526	2,116
Service charges on deposits	4,858	5,141
Real estate mortgage fees	560	588
Net gain (loss) on sale of foreclosed assets	11	(159)
ATM and credit card fees	2,511	2,209
Other noninterest income	643	776

Total Noninterest Income	$11,110	$11,536

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$11,917	$11,497
Profit sharing expense	740	495
Net occupancy expense	1,578	1,620
Equipment expense	1,838	1,940
Printing, stationery and supplies	429	433
ATM and credit card expenses	884	921
Audit fees	276	286
Legal, tax and professional fees	881	927
FDIC insurance premiums	988	951
Correspondent bank service charges	191	312
Advertising and public relations	700	532
Amortization of intangible assets	159	222
Other noninterest expense	2,757	2,811

Total Noninterest Expense	$23,338	$22,947

TAX EQUIVALENT YIELD ADJUSTMENT	$2,590	$2,234

FIRST FINANCIAL BANKSHARES, INC.
SELECTED FINANCIAL DATA (UNAUDITED)
(In thousands)

	Three Months Ended
	March 31, 2010
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate

Interest-earning assets:
Fed funds sold	$2,639	$1	0.16%
Interest-bearing deposits in banks	221,702	371	0.68%
Taxable securities	876,515	8,966	4.09%
Tax exempt securities	453,855	6,978	6.15%
Loans	1,493,321	22,619	6.14%

Total interest-earning assets	3,048,032	38,935	5.18%
Noninterest-earning assets	258,998

Total assets	$3,307,030

Interest-bearing liabilities:
Deposits	$1,894,085	$3,535	0.76%
Fed funds purchased and other short term borrowings	173,763	163	0.38%

Total interest-bearing liabilities	2,067,848	3,698	0.73%

Noninterest-bearing liabilities	820,932
Shareholders’ equity	418,250

Total liabilities and shareholders’ equity	$3,307,030

Net interest income and margin (tax equivalent)		$35,237	4.69%